UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Casella Waste Systems, Inc. (the “Company”) implemented several changes to the Company’s executive compensation program for the fiscal year ending December 31, 2016 (“fiscal 2016”), including the adoption by the Compensation Committee of the Non-Equity Incentive Plan (the “Non-Equity Incentive Plan”), effective March 1, 2016. As part of its comprehensive annual review process, the Compensation Committee considered feedback received from stockholders, data provided by the Compensation Committee’s independent compensation consultant, and alignment of the executive compensation program to the Company’s fiscal 2016 operating plan and budget (the “Fiscal 2016 Operating Plan”) and the Company’s financial plan for the fiscal year ending December 31, 2018 (the “Fiscal 2018 Plan”).

In implementing such changes to the executive compensation program for fiscal 2016, the goal of the Compensation Committee was to further align the compensation of the Company’s executive officers with stockholders’ interests, directly link compensation to the achievement of company performance goals and appropriately balance “fixed” and “performance-based” compensation. Further, while the percentage of the total compensation of each executive officer that is comprised of each component of the Company’s executive compensation program is not specifically fixed, the Compensation Committee has targeted total target cash compensation (base salary and annual cash incentive compensation) of the executive officers closer to the 50th percentile of the market data provided by the Compensation Committee’s independent compensation consultant by increasing the total target annual cash incentive compensation for certain executive officers.

While the Compensation Committee approved the majority of its planned changes to the Company’s executive compensation program at its March 1, 2016 meeting, the planned updates to long-term incentive compensation for the Company’s executive officers will only be implemented after the Company receives stockholder approval for its new stock incentive plan (the “Stockholder Approval”) at its 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Compensation Committee plans to shift long-term incentive compensation from the current program that only includes time-vested restricted stock units (“RSUs”), to a new program that includes up to 75% in the form of performance-based stock units (“PSUs”) and 25% of long-term incentive compensation in the form of RSUs. PSUs are expected to be granted to the Company’s executive officers if Stockholder Approval is obtained, and such PSUs are expected to vest based upon the Company’s achievement of Free Cash Flow and Adjusted EBITDA targets that will be established based on the Fiscal 2018 Plan. Further, the Company intends to use Relative Total Shareholder Returns (“RTSR”) as a multiplier to scale achievement of the PSU targets based upon the relative returns of the Company’s stock performance in relation to the Russell 2000 Index. The specifics of the new long-term incentive compensation program for executive officers will be more fully described in the Company’s proxy materials for the 2016 Annual Meeting.

Fiscal 2016 Annual Cash Incentive Compensation

The Non-Equity Incentive Plan formalizes the Company’s annual incentive compensation program for executive officers of the Company and provides for the payment of incentive compensation to executive officers for their contributions to the Company based on achievement of pre-determined corporate performance goals.

Annual incentive compensation for fiscal 2016 will be paid to the Company’s executive officers pursuant to the Non-Equity Incentive Plan. The Compensation Committee determined that each of the Company’s executive officers will have an opportunity to earn annual incentive compensation for fiscal 2016 based on a percentage of annual base salary. In order to bring total target cash compensation (base salary and annual cash incentive compensation) of the executive officers closer to the 50th percentile of the market data provided by the Compensation Committee’s independent compensation consultant, the Compensation Committee also approved increases to the target annual cash incentive compensation opportunity for John W. Casella, the Company’s Chief Executive Officer and Chairman of the Board; Edmond R. Coletta, the Company’s Senior Vice President and Chief Financial Officer; and David L. Schmitt, the Company’s Senior Vice President and General Counsel. After giving effect to said increases, the target annual cash incentive compensation opportunity of each executive officer, which such target amounts are based upon the following percentage of the respective officer’s annual base salary, are as follows: John W. Casella: 150%; Edwin D. Johnson, the Company’s President and Chief Operating Officer: 85%; Edmond R. Coletta: 85%; David L. Schmitt: 75%; and Christopher B. Heald, the Company’s Vice President of Finance and Chief Accounting Officer: 50%.

The Compensation Committee established the performance measures and specific performance goals pursuant to the Non-Equity Incentive Plan, as described further below, that are based on the Fiscal 2016 Operating Plan. Annual incentive compensation will be paid based on the degree of achievement against the specific performance goals following the end of fiscal 2016. All of the executive officers were assigned the same performance measures and weightings in recognition of their shared responsibility for overall corporate financial performance.

The performance measures and weighting for the fiscal 2016 annual incentive compensation are as follows:

	Fiscal 2016 Performance Measures and Weightings
	Adjusted Operating Income	Free Cash Flow
For All Executive Officers	50%	50%

The Compensation Committee evaluated key financial measures and identified Adjusted Operating Income and Free Cash Flow, both non-GAAP measures, as appropriate drivers of performance under the Non-Equity Incentive Plan for fiscal 2016. Adjusted Operating Income is calculated as earnings before interest, taxes, adjusted for gains or losses on assets sales or divestiture transactions; development project charge write-offs; legal, contract or tax settlement costs; bargain purchase gains; asset or goodwill impairment charges; environmental remediation charges; severance and reorganization costs; expenses from divestiture, acquisition and financing transactions; gains on the settlement of acquisition related contingent consideration; fiscal year-end transition costs; proxy contest costs; losses on the abandonment or the closure and discontinuation of operations. Free Cash Flow is calculated as net cash provided by operating activities, less capital expenditures (excluding acquisition and rail infrastructure related capital expenditures), less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, less contributions from (distributions to) noncontrolling interest holders.

Each performance goal has a performance range built around it, with a commensurate increase or decrease in the associated annual incentive compensation opportunity. The range of performance goals and associated incentive compensation opportunities under the Non-Equity Incentive Plan for fiscal 2016 is expressed in the form of “minimum,” threshold,” “target” and “maximum” achievement levels. For fiscal 2016, subject to Free Cash Flow exceeding a certain threshold amount, if the “minimum” achievement level of a performance measure is not met, no incentive compensation payment will be paid to a named executive officer with respect to such performance measure component; if the “threshold” achievement level is met for a performance measure, 50% of the named executive officer’s target incentive compensation amount will be multiplied against the 50% weighting of such performance measure component; if the “target” achievement level is met for a performance measure, 100% of the named executive officer’s target incentive compensation amount will be multiplied against the 50% weighting of such performance measure component; and if the “maximum” achievement level is met for a performance measure, 200% of the named executive officer’s target incentive compensation amount will be multiplied against the 50% weighting of such performance measure component. Between each of the achievement levels, results will be interpolated within each achievement level to calculate specific annual incentive compensation award percentages.

If Free Cash Flow for fiscal 2016 does not exceed a certain threshold amount, no annual incentive compensation will be paid to the executive officers under the Non-Equity Incentive Plan for fiscal 2016 even if achievement of the Adjusted Operating Income performance goal would have resulted in payment of the annual incentive compensation.

Non-Equity Incentive Plan

The Non-Equity Incentive Plan provides for awards payable in cash or, to the extent permissible under a shareholder-approved stock plan of the Company, stock-based awards to executive officers of the Company. Pursuant to the terms of the Non-Equity Incentive Plan, participants are granted awards that are earned at the end of a specified performance period, subject to the achievement of performance goals established by the Compensation Committee that are based on any one or more of the following performance measures: earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations; earnings before interest and taxes; net cash provided by operating activities, cash flow or free cash flow; total shareholder return or relative total shareholder returns; economic value added; revenue or revenue growth; achievement of cost of operations or general and administration cost reduction goals; net income, earnings per share, or earnings per share growth; gross margin, earnings before interest, taxes, depreciation and amortization margin, or earnings before interest, taxes, depreciation, amortization, accretion and depletion of landfill operating lease obligations margin; achievement of balance sheet goals, such as debt reduction or working capital improvement; consolidated leverage ratio; and return on net assets, investment or equity. The Compensation Committee may determine achievement of the performance measures applicable to a particular award based on the relative or absolute attainment of specified levels of one or any combination of the performance measures listed above, pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis.

Performance measures under the Non-Equity Incentive Plan may reflect absolute or entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures will be adjusted to exclude any one or more of (i) gains or losses on assets sales or divestiture transactions; (ii) development project charge write-offs; (iii) legal, contract or tax settlement costs; (iv) bargain purchase gains; (v) asset or goodwill impairment charges; (vi) environmental remediation charges; (vii) severance and reorganization costs; (viii) expenses from divestiture, acquisition and financing transactions; (ix) gains on the settlement of acquisition related contingent consideration; (x) fiscal year-end transition costs; (xi) proxy contest costs; (xii) losses on the abandonment or the closure and discontinuation of operations; (xiii) impairment of equity method investments; (xiv) gains or losses on the sale of equity method investments; (xv) gains or losses on debt extinguishment or modification; (xvi) gains or losses on derivatives deemed to be ineffective or terminated; (xvii) gains or losses on the disposition of discontinued operations; (xviii) fluctuations in foreign currency exchange rates; (xix) non-recurring or unusual gains or losses; (xx) the cumulative effects of changes in GAAP; and (xxi) such other factors as the Committee determines in its sole discretion. Performance measures may vary by participant and may be different for different awards, or be particular to a participant or a department, branch, line of business, subsidiary or other unit of the Company, and may cover such period as may be specified by the Compensation Committee.

Following the conclusion of a performance period, the Compensation Committee will certify the amount of the award for each participant for such performance period. The amount of an award actually paid to a participant may, in the sole discretion of the Compensation Committee, may be less than or more than the amount otherwise payable to a participant based on attainment of the performance goals for the performance period. An award may be denominated and computed based on a stated dollar amount, a percentage of annual base salary or a percentage of an annual bonus pool or performance measure established by the Compensation Committee.

The Compensation Committee is responsible for administering the Non-Equity Incentive Plan and may, among other things, select the participants to whom awards may be granted, determine the terms and conditions of each award under the Non-Equity Incentive Plan and determine the performance goals for awards for each participant in respect of each performance period based on the performance measures and certify the calculation of the amount of the award payable to each participant.

The foregoing description of the Non-Equity Incentive Plan is qualified in its entirety by reference to the full text of the Non-Equity Incentive Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forms of Award Agreements under 2006 Stock Incentive Plan

On March 1, 2016, the Compensation Committee approved amended forms of Restricted Stock Unit Agreement for use in connection with grants of restricted stock units under the Company’s 2006 Stock Incentive Plan, as amended (the “2006 Plan”), to allow a holder of restricted stock units to pay taxes due on a vesting date through an automatic sale of shares. The form of Restricted Stock Unit Agreement for grants of RSUs to employees of the Company who are parties to employment agreements, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the form of Restricted Stock Unit Agreement for grants of RSUs to employees of the Company who are not parties to employment agreements, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, are incorporated herein by reference.

Executive Officer Employment Agreement

On March 4, 2016, the Company and Christopher B. Heald, the Vice President and Chief Accounting Officer of the Company, entered into an Employment Agreement, dated as of March 1, 2016. Pursuant to the terms of the Employment Agreement, Mr. Heald will receive an annual base salary of $192,500 in 2016. Mr. Heald will also be eligible for a cash bonus of up to 50% of his annual base salary, the issuance of additional stock options, restricted stock units or performance-based stock units, or a combination of cash, stock options, restricted stock units and/or performance-based stock units in an amount to be determined by the Compensation Committee after the conclusion of each fiscal year.

In the event of a termination of Mr. Heald’s employment without “cause” (as such term is defined in the Employment Agreement) or for “good reason” (as such term is defined in the Employment Agreement), in which specified events occur which affect the terms of his employment, the Company will be required to pay him an amount equal to 150% of the highest annual base salary paid to Mr. Heald prior to his termination; an amount in cash equal to any accrued but unpaid base salary, any bonus relating to the prior fiscal year which, as of the date of termination, had been determined by the Company but not yet paid prior to the date of termination, and accrued but unused vacation prior to the date of termination; group medical, dental, disability and life insurance benefits for one year from termination; and the accelerated vesting of any stock options or equity grants (such as restricted stock units, with respect to which payment also will be made upon such vesting) that have been issued by the Company to Mr. Heald.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: March 7, 2016	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Casella Waste Systems, Inc. Non-Equity Incentive Plan

10.2	Form of Restricted Stock Unit Agreement under 2006 Stock Incentive Plan, as amended (adopted March 1, 2016) (employee with employment contract)

10.3	Form of Restricted Stock Unit Agreement under 2006 Stock Incentive Plan, as amended (adopted March 1, 2016) (employee with no employment contract)

10.4	Employment Agreement between Casella Waste Systems, Inc. and Christopher B. Heald dated as of March 1, 2016